Homeland Security Capital Releases Transcript of Recent Conference Call
Highlighting Acquisition of Safety and Ecology Corporation

CEO Discuses Benefits of Acquisition that Provides Critical Platform for HSCC’s
Continued Growth and Consolidation

Arlington, VA, March 25, 2008 - Homeland Security Capital Corporation (OTC Bulletin Board: HOMS), a company engaged in the acquisition, development and consolidation of homeland security-related businesses, announced a full transcript of the Company’s recent investor conference call is now available for review by interested investors. During the March 20, 2008 call, HSCC senior executives discussed the recently announced agreement to acquire Safety and Ecology Holdings Corporation (SEC), highlighting the key benefits of the acquisition under HSCC’s strategy for growth.

“Last summer we set out three broad goals for the company. One of them was to acquire a strong middle market company, which would serve as a platform company for us to consolidate the fragmented part of the homeland's security market place,” said C. Thomas McMillen, Chief Executive Officer of HSCC, during the conference call. “Our second goal was to simplify our balance sheet, and third was to find a deal with synergy with our current holdings. I am pleased that we were able to accomplish these with Safety & Ecology Holdings, a company that generated approximately $50 million in revenues last year.”

SEC is considered one of the fastest-growing environmental services companies in the US, providing services in the US, Europe and the Caribbean. The Company specializes in the removal and remediation of hazardous nuclear waste for the US Department of Defense and other federal agencies, and in providing advanced environmental services for private industry in the US and throughout the European marketplace. Since its founding in 1991, SEC has grown approximately 30 percent per year, and has emerged as a technology innovator with more than 420 personnel worldwide.

During last week’s conference call, Mr. McMillen, a former United States Congressman, provided financial details of the $20.4 million transaction. Also participating in the call was HSCC Chief Financial Officer Michael T. Brigante, and longtime SEC senior executive Chris Leichtweis. Pursuant to the acquisition, Mr. Leichtweis now joins HSCC as President and as a member of its board of directors.

To review the full transcript, visit http://www.vcall.com/CEPage.asp?ID=127511.

About Homeland Security Capital Corporation

Homeland Security Capital is a consolidator in the fragmented homeland security industry. The company is focused on creating long-term value by taking controlling interest and developing its subsidiary companies through superior operations and management. The company is headed by former Congressman C. Thomas McMillen, who served three consecutive terms in the U.S. House of Representatives from the 4th Congressional District of Maryland. Homeland Security Capital intends to operate businesses that provide homeland security products and services solutions, growing organically and by acquisitions. The company is targeting emerging companies that are generating revenues but face challenges in scaling their businesses to capitalize on homeland security opportunities. The company will enhance the operations of these companies by helping them generate new business, grow revenues and improve cash flows. Among Homeland Security Capital’s portfolio of companies is Polimatrix, Inc., a leading system integrator and total solutions provider delivering advanced radiation and nuclear protection and detection services. The company has been operating since September 2006 as a joint venture between Homeland Security Capital Corporation and Polimaster, Inc. For more information about Polimatrix, visit http://www.polimatrix.com. Also included is Nexus, a mid-Atlantic security integrator for the corporate and governmental security markets that specializes in non-proprietary integrated security solutions including access control, alarm, video, communication, perimeter protection and bomb and metal detection security systems. Nexus provides integrated security solutions for the corporate and government security markets. For more information about Nexus, visit http://www.nexusna.com. For more information about Homeland Security Capital, visit http://www.hscapcorp.com.

Forward-looking statement: This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address future activities, performance, events or developments, are forward-looking statements. Although Homeland Security Capital Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance, and actual results or developments may differ materially from those in the forward-looking statements.

Contact:
Marianne Ricci
Homeland Security Capital Corp.
Phone: 703-528-7073 X100
Email mricci@hscapcorp.com

or
Trilogy Capital Partners
Financial Communications:
Ryon Harms, Toll-free: 800-592-6067
info@trilogy-capital.com